UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 17, 2017
Date of earliest event reported: March 14, 2017
___________

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on March 14, 2017, 62,347,874 shares, or 96.20% of the Company’s outstanding common stock entitled to vote were represented in person or by proxy. Our shareholders voted as follows:

(a)
To elect Anne K. Altman as a Class I Director of the Company for a two-year term and to elect Russell. A. Beliveau, John J. Haley and Gayathri Rajan as Class II Directors of the Company for a three-year term.

Nominee	Total Votes For	Total Votes Against	Abstentions
Anne K. Altman	59,402,547	329,898	64,419
Russell A. Beliveau	58,708,370	1,028,695	59,799
John J. Haley	58,836,772	900,192	59,900
Gayathri Rajan	59,406,059	330,931	59,874

Paul R. Lederer, Richard A. Montoni, Peter B. Pond, Raymond B. Ruddy and Wellington E. Webb continued their terms in office after the meeting.

(b)
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Company’s Proxy Statement (“Say-on-Pay”).

Total Votes For	52,729,029
Total Votes Against	6,994,841
Abstentions	72,994

(c)	To approve, on an advisory basis, whether future Say-on-Pay votes will occur every one, two or three years.

One Year	52,803,574
Two Years	10,420
Three Years	6,917,120
Abstentions	65,750

(d)	To approve the Company’s Annual Management Bonus Plan which is intended to satisfy the tax deduction requirements of Internal Revenue Code Section 162(m).

Total Votes For	57,809,292
Total Votes Against	1,799,540
Abstentions	188,032

(e)	To approve the Company’s 2017 Equity Incentive Plan and, in order to satisfy Internal Revenue Code Section 162(m), the performance goals thereunder.

Total Votes For	53,422,787
Total Votes Against	6,242,525
Abstentions	131,552

(f)	To ratify the appointment of Ernst & Young LLP as our independent public accountants for our 2017 fiscal year.

Total Votes For	60,585,196
Total Votes Against	1,706,412
Abstentions	56,266

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: March 17, 2017	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary